                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-118832-08


                           $361,556,100 (APPROXIMATE)

                          SEQUOIA MORTGAGE TRUST 2005-3

                       MORTGAGE PASS-THROUGH CERTIFICATES

                        SEQUOIA RESIDENTIAL FUNDING, INC.
                                    DEPOSITOR

                                 AUGUST 2, 2005

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         SECURITY                       PRICE PAID              PRICE RECEIVED
-------------------------------------------------------------------------------
SEQUOIA MORTGAGE TRUST 2005-3            100.3120%                 100.2398%
  CLASS B-3 CERTIFICATES
-------------------------------------------------------------------------------

     THE ABOVE REFERENCED SECURITIES WERE SOLD BY RWT HOLDINGS, INC., AT THE PRICE SET FORTH ABOVE TO GREENWICH CAPITAL MARKETS, INC. FOR SALE TO ACACIA CDO 8, LTD., AN EXEMPTED COMPANY INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS ("ACACIA 8") AND PLEDGE BY IT TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE UNDER AN INDENTURE DATED AS OF JULY 14, 2005, AMONG ACACIA 8, ACACIA CDO 8, INC. AND THE TRUSTEE.


                                 COMPANY CONTACT
                                  ANDREW SIRKIS
                                 (415) 389-7373
                              ANDY@REDWOODTRUST.COM

The prospectus supplement dated April 22, 2005, should be read in its entirety by anyone considering an investment in the Securities
                     being offered by RWT Holdings, Inc.
          CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11
                          OF THE PROSPECTUS SUPPLEMENT.


        THE INVESTMENTS REFERRED TO ABOVE ARE NOT INSURED OR GUARANTEED
BY ANY GOVERNMENTAL AGENCY. OFFERS OF THESE SECURITIES ARE MADE BY PROSPECTUS.
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED
              IF THE PROSPECTUS SUPPLEMENT DATED APRIL 22, 2005
           OR THIS PROSPECTUS SUPPLEMENT ARE ACCURATE OR COMPLETE.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         Supplement dated August 2, 2005
                to the Prospectus Supplement dated April 22, 2005